UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 6, 2015

MVP REIT, INC.
(Exact name of registrant as specified in its charter)

Maryland	333-180741	45-4963335
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12730 HIGH BLUFF DRIVE, SUITE 110
SAN DIEGO, CA 92130
(Address of principal executive offices)
(Zip Code)

Registrant’s telephone number, including area code: (702) 534-5577

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Enter into Material Definitive Agreement.

On August 6, 2015, the Company entered into a purchase and sale agreement to sell its self-storage facility located in Cedar Park, Texas, which is owned by the Company’s wholly owned subsidiary MVP MS Cedar Park 2012, LLC. The net sales price is approximately $4.3 million, including the assumption of the existing loan with a balance of approximately $1.7 million. The buyer’s due diligence period expires on or about September 7, 2015 at which time the earnest money deposit of $0.2 million would become nonrefundable, subject to terms and conditions of the purchase and sale agreement. Provided the buyer approves its due diligence and is approved to assume the existing loan, the sale is scheduled to close on September 22, 2015.  However, there can be no assurance when and if this sale will be completed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 10, 2015

MVP REIT, INC.

By: __/s/ Tracee Gress_______________
Tracee Gress
Chief Financial Officer